Exhibit 99.3

BOREALIS FOODS INC.

(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Borealis Foods Inc. (formerly known as Oxus Acquisition Corp.)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Borealis Foods Inc. (formerly known as Oxus Acquisition Corp.) (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company was a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company entered into a definitive merger agreement with a business combination target on February 23, 2023; which was completed on February 7, 2024. As also described in Note 1, uncertainties related to the combined company such as historical performance and its estimated liquidity needs raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 15, 2024

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash	$93,115	$680,792
Prepaid expenses, current	29,600	236,002
Total Current Assets	122,715	916,794

Marketable securities held in Trust Account	21,921,321	178,532,948
TOTAL ASSETS	$22,044,036	$179,449,742

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$3,432,370	$842,513
Promissory note - related party	3,988,000	1,500,000
Related party payable	66,854	158,640
Total Current Liabilities	7,487,224	2,501,153

Commitments and Contingencies

Class A ordinary shares, par value $0.0001; subject to possible redemption, 1,939,631 shares as of December 31, 2023 and 17,250,000 shares as of December 31, 2022, respectively, at redemption value	21,921,321	178,532,948

Shareholders’ Deficit
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,800,000 issued and outstanding as of December 31, 2023 and 300,000 issued and outstanding as of December 31, 2022 (excluding 1,939,631 shares subject to possible redemption as of December 31, 2023 and 17,250,000 shares subject to possible redemption as of December 31, 2022, respectively)	180	30
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 2,812,500 shares issued and outstanding as of December 31, 2023 and 4,312,500 shares issued and outstanding as of December 31, 2022	281	431
Additional paid-in capital	—	—
Accumulated deficit	(7,364,970)	(1,584,820)
Total Shareholders’ Deficit	(7,364,509)	(1,584,359)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$22,044,036	$179,449,742

The accompanying notes are an integral part of the financial statements.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Operating expenses	$5,130,993	$2,886,611
Loss from operations	(5,130,993)	(2,886,611)
Other income (expense):
Dividend income	2,201,765	2,578,984
Interest income	5,159	4,010
Foreign exchange (loss) / gain	(17,334)	1,073
Net loss	$(2,941,403)	$(302,544)

Basic and diluted weighted average redeemable Class A ordinary shares outstanding	4,463,896	17,250,000
Basic and diluted net loss per redeemable Class A ordinary share	$(0.32)	$(0.01)

Basic and diluted weighted average non-redeemable ordinary shares outstanding	4,612,500	4,612,500
Basic and diluted net loss per non-redeemable ordinary share	$(0.32)	$(0.01)

The accompanying notes are an integral part of the financial statements.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the Year Ended December 31, 2023
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2023	300,000	$30	4,312,500	$431	$—	$(1,584,820)	$(1,584,359)
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	—	(2,838,747)	(2,838,747)
Conversion of Class B ordinary shares to Class A ordinary shares	1,500,000	150	(1,500,000)	(150)	—	—	—
Net loss	—	—	—	—	—	(2,941,403)	(2,941,403)
Balance – December 31, 2023	1,800,000	$180	2,812,500	$281	$—	$(7,364,970)	$(7,364,509)

	For the Year Ended December 31, 2022
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2022	300,000	$30	4,312,500	$431	$1,708,296	$(407,624)	$1,301,133
Remeasurement of Class A ordinary shares to redemption amount	—	—	—	—	(1,708,296)	(874,652)	(2,582,948)
Net loss	—	—	—	—	—	(302,544)	(302,544)
Balance – December 31, 2022	300,000	$30	4,312,500	$431	$—	$(1,584,820)	$(1,584,359)

The accompanying notes are an integral part of the financial statements.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Cash Flows from Operating Activities:
Net loss	$(2,941,403)	$(302,544)
Dividend income	(2,201,765)	(2,578,984)
Foreign exchange loss/(gain)	17,334	(1,073)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accrued expenses	2,580,737	604,049
Prepaid expenses	206,402	172,834
Net cash used in operating activities	(2,338,695)	(2,105,718)

Cash flows from Investing Activities:
Deposit into the Trust Account	(636,982)	—
Cash withdrawn from trust account in connection with redemptions of Class A ordinary shareholders	159,450,374	—
Net cash provided by investing activities	158,813,392	—

Cash flows from Financing Activities:
Proceeds from promissory note - related party	2,488,000	1,500,000
Repayment of related party payable	(100,000)	—
Proceeds from related party	—	163,126
Payment for redemptions of Class A ordinary shares	(159,450,374)	—
Net cash (used in) provided by financing activities	(157,062,374)	1,663,126

Net Change in Cash:	(587,677)	(442,592)
Cash - Beginning	680,792	1,123,384
Cash - Ending	$93,115	$680,792

Supplemental disclosure of non-cash investing and financing activities:
Remeasurement for Class A ordinary shares subject to redemption	$2,838,747	$2,582,948

The accompanying notes are an integral part of the financial statements.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS

Oxus Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on February 3, 2021. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.

As of the balance sheet date, the Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2023 the Company had not commenced any operations. All activity for the period from February 3, 2021 (inception) through December 31, 2023, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and since the offering identifying and evaluating prospective acquisition targets for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income or dividend income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

On February 7, 2024, the Company completed its Business Combination and has since been an operating entity (refer to Note 9).

On September 8, 2021, the Company closed its Initial Public Offering of 15,000,000 units at $10.00 per unit (the “Units” and, with respect to the ordinary shares included in the Units, the “Public Shares”) which is discussed in Note 3 and the sale of 8,400,000 warrants (each, a “Private Warrant” and collectively, the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to the Company’s sponsor, Oxus Capital Pte. Ltd (the “Sponsor”) and its underwriters that closed simultaneously with the closing of the Initial Public Offering (as described in Note 4). The Company has listed the Units on the Nasdaq Capital Market (“Nasdaq”).

Transaction costs amounted to $3.70 million consisting of $3.00 million in cash of underwriting fees and $0.70 million of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (defined below) (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting commissions) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Initial Public Offering on September 8, 2021, the Company deposited $153.00 million ($10.20 per Unit) from the proceeds of the Initial Public Offering in the trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

BOREALIS FOODS INC.

(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

On September 13, 2021, the underwriters exercised their over-allotment option in full (see Note 4), according to which the Company consummated the sale of an additional 2,250,000 Units, at $10.00 per Unit, and the sale of an additional 900,000 Private Warrants, at $1.00 per Private Warrant, generating total gross proceeds of $23.40 million. The proceeds from the sale of the additional Units were deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $175.95 million, and incurring additional cash underwriting discount of approximately $0.45 million.

The Company will provide its holders of the outstanding Public Shares (the “public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.20 per Public Share, plus any pro rata income earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, as amended (the “Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain shareholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

Notwithstanding the above, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares (as defined at Note 5) and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company initially had until March 8, 2023 to complete a Business Combination, which was extended until December 8, 2023 (the “Combination Period”) after the approval obtained at an extraordinary meeting of shareholder held on March 2, 2023 (the “Extension”). On December 5, 2023, the Company filed an amendment (the “Charter Amendment”) to the Company’s Charter with the Registrar of Companies in the Cayman Islands to extend the date by which the Company must consummate its initial Business Combination from December 8, 2023 to June 8, 2024. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including income earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares (as defined at Note 5) if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.20 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

On February 23, 2023, the Company entered into a Business Combination agreement by and among the Company, 1000397116 Ontario Inc., a corporation incorporated under the laws of the province of Ontario, Canada (“Newco”) and a wholly-owned subsidiary of the Company, and Borealis Foods Inc (“Borealis”) (as may be amended and/or restated from time to time, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, among other things: (a) the Company will domesticate and continue as a corporation existing under the laws of the province of Ontario, Canada (the “Continuance” and, the Company as the continuing entity, “New Oxus”); (b) on the closing date, Newco and Borealis will amalgamate in accordance with the terms of the plan of arrangement (the “Borealis Amalgamation” and Newco and Borealis as amalgamated, “Amalco”), with Amalco surviving the Borealis Amalgamation as a wholly-owned subsidiary of New Oxus; and (c) on the closing date, immediately following the Borealis Amalgamation, Amalco and New Oxus will amalgamate (the “New Oxus Amalgamation,” and together with the Continuance, the Borealis Amalgamation and other transactions contemplated by the Business Combination, the plan of arrangement and the ancillary agreements, the “Transaction”), with New Oxus surviving the New Oxus Amalgamation.

The Business Combination Agreement was unanimously approved by Oxus’ and Borealis’ respective board of directors. Under the Business Combination Agreement, the shareholders of Borealis (“Borealis Shareholders”) will receive from New Oxus, in the aggregate, a number of shares of New Oxus equal to (a) the Borealis Value (as defined below) divided by (b) $10.00. The Borealis Value will be equal to $150 million less net indebtedness (aggregate consolidated amount of indebtedness of Borealis minus cash) (the “Borealis Value”).

On March 2, 2023, at the extraordinary general meeting of shareholders in connection with the Extension, the holders of 15,300,532 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.41 per share, for an aggregate redemption amount of approximately $159.34 million, leaving approximately $20.3 million in the Trust Account.

On August 11, 2023, the Company, and Borealis, entered into an amendment (the “Amendment” ) to the Business Combination Agreement, to amend and restate certain terms of the Business Combination Agreement, including (i) Section 7.18(a), to change the number of awards of shares of New SPAC Shares to be granted under the New SPAC Equity Plan from 15% to 5%; (ii) to delete the form of the Plan of Arrangement attached as Exhibit B to the original Business Combination Agreement and replace it with the form attached as Exhibit A to the Amendment (the “Plan of Arrangement (Amended)”); and (iii) to delete the form of the New SPAC Bylaws attached as Exhibit G to the Business Combination Agreement and replace it with the form attached as Exhibit B to the Amendment (the “New SPAC Bylaws (Amended)”). The Plan of Arrangement (Amended) includes, among other things, certain changes to reflect a plan of arrangement under section 192 of the CBCA and section 182 of the OBCA and certain changes to provisions relating to the New Oxus Amalgamation, and the effects of such amalgamation. The New SPAC Bylaws (Amended) includes additional provisions relating to the appointment of an audit committee, and clarification on the quorum requirements for a meeting of shareholders.

On August 14, 2023, the Company filed a registration statement on (“Form S-4”) with the SEC relating to the proposed Business Combination with Borealis.

On October 24, 2023, the Company filed an amendment to Form S-4 (“Amendment 1”) with the SEC relating to the proposed business combination with Borealis. On November 13, 2023, the Company filed another amendment to Form S-4 (“Amendment 2”) with the SEC relating to the proposed business combination with Borealis.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

On November 8, 2023, the Company’s shareholders filed a preliminary proxy statement announcing an extraordinary general meeting (the “Extraordinary General Meeting”) to consider and vote upon the following proposals:

(a)	as a special resolution, to amend the Company’s Second Amended and Restated Memorandum and the Charter pursuant to an amendment to the Charter in the form set forth in Annex A of the filed proxy statement to extend the date by which the Company must (1) consummate a Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete such Business Combination, and (3) redeem all of the Class A ordinary shares, included as part of the units sold in the Company’s Initial Public Offering if it fails to complete such Business Combination, for up to an additional six months, from the December 8, 2023 to up to June 8, 2024, or such earlier date as determined by the Company’s board of directors; and

(b)	as an ordinary resolution, to approve the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Extension Proposal (the “Adjournment Proposal”), which will only be presented at the Extraordinary General Meeting if, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve the Extension Proposal, in which case the Adjournment Proposal will be the only proposal presented at the Extraordinary General Meeting.

On December 5, 2023, in connection with the Second Extraordinary General Meeting, the Company filed the Charter Amendment to extend the date by which the Company must consummate its initial Business Combination from December 8, 2023 to June 8, 2024, or such earlier date as determined by the Company’s board of directors (the “Extended Date”). The Company’s shareholders approved the Charter Amendment at the Extraordinary General Meeting on December 5, 2023.

On December 5, 2023, at the Second Extraordinary General Meeting, the holders of 9,837 Class A ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $11.20 per share, for an aggregate redemption amount of approximately $0.11 million, leaving approximately $21.73 million in the Trust Account.

On January 16, 2024, the Company’s S-4 registration statement was declared effective.

On February 2, 2024, the Company held an extraordinary general meeting (the “Third Extraordinary General Meeting”) whereby shareholders holding 1,886,751 Class A ordinary shares of the Company exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $21.42 million (approximately $11.35 per share) was removed from the Company’s trust account to pay such shareholders.

On February 7, 2024 (the “Closing Date”), Borealis, the Company, and Newco, consummated the Transaction, following the approval at the Third Extraordinary General Meeting.

Shareholder Support Agreements

Concurrently with the execution and delivery of the Business Combination Agreement, Oxus, Borealis and certain Borealis Shareholders entered into an agreement, pursuant to which, among other things, such Borealis Shareholders have agreed to vote their Borealis shares in favor of the Transaction and not sell or transfer their Borealis shares (the “Shareholder Support Agreements”).

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, Oxus, Borealis and the Sponsor entered into an agreement, pursuant to which, among other things, Sponsor agreed to (A) vote its founder shares in favor of the Transaction and the Oxus Proposals, (B) not redeem its founder shares, (C) waive certain of its anti-dilution rights, (D) convert the Sponsor Convertible Notes, and (E) forfeit certain Sponsor founder shares as a part of incentive equity compensation for directors, officers and employees of New Oxus (subject to terms and conditions set forth in such agreement) (the “Sponsor Support Agreement”).

Registration Rights Agreement

In connection with the closing date (the “Closing”), Oxus and certain Borealis Shareholders and certain shareholders of Oxus (the “Holders”) will enter into an agreement, pursuant to which Oxus will be obligated to file a registration statement to register the resale of certain securities of Oxus held by the Holders. The Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions (the “Registration Rights Agreement”).

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

Lock-Up Agreements

In connection with the Closing, Oxus and certain directors/officers/five percent (5%) or greater shareholders of Borealis (the “Subject Party”) will enter into agreements, pursuant to which (A) fifty percent (50%) of the shares of New Oxus held by the Subject Party (the “Restricted Securities”) will be locked-up during the period commencing from the Closing and ending on the earlier to occur of (i) twelve (12) months after the date of the Closing and (ii) the date on which the closing price of common shares of New Oxus equals or exceeds $12.00 per share (as adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization or similar event) for any twenty (20) trading days within a thirty (30)-trading day period starting after the Closing, and (B) fifty percent (50%) of the Restricted Securities will be locked-up during the period commencing from the Closing and ending on twelve (12) months after the date of the Closing, subject to certain specifications and exceptions (the “Lock-Up Agreements”).

Liquidity and Going Concern

As of December 31, 2023, the Company had $0.09 million in its operating bank account, $21.92 million of marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its ordinary shares in connection therewith and a working capital deficiency of $7.36 million.

In February 2024, the Company completed its Business Combination, resulting in approximately $50.3 million of convertible debt converting to equity. Also, the Company expects lower operating expenses in 2024 with the completion of the merger.

In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, Presentation of Financial Statements - Going Concern, the historical operating results raise substantial doubt about the Company’s ability to continue as a going concern. The Company is taking proactive measures to address this concern and believes that the actions discussed below are likely to mitigate the doubt raised by its historical performance and meet its estimated liquidity needs for at least one year from the issuance date of these financial statements. Nevertheless, the Company cannot guarantee the success of these actions or their ability to generate the expected liquidity as currently planned.

The Company’s ability to continue as a going concern is contingent upon various factors, including its ability to meet financial requirements, secure additional capital, and execute successful future operations. The financial statements have not been adjusted to reflect the possible effects of the Company not continuing as a going concern.

Management intends to finance the Company’s operations through advances from existing lines of credit until such time as a merger or other investment can be secured. However, there are currently no formal agreements in place for such funding or issuance of securities, and there can be no assurance of their availability in the future. Nonetheless, management believes that this strategy provides a viable opportunity for the Company to continue as a going concern.

Substantial doubt continues to exist about the ability of the Company to continue as a going concern within one year from the filing date.

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS OPERATIONS (Continued)

Risks and Uncertainties (Continued)

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may also contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and resulting market volatility could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. The recent military conflict between Israel and militant groups led by Hamas has also caused uncertainty in the global markets. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. Because the Company may acquire a domestic corporation or engage in a transaction in which a domestic corporation becomes our parent to our affiliate and our securities trade on a U.S. stock exchange, the Company may become a “covered corporation” within the meaning of the IR Act. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchase. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as amended by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Estimates made in preparing these financial statements include, among other things, the fair value measurement of shares transferred by the Sponsor to independent director nominees and fair value of shares to be transferred on completion of the Business Combination as per the Incentive agreements entered by the Sponsor and officers of the Company. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company had $0.9 million and $0.68 million in cash as of December 31, 2023, and December 31, 2022, respectively. The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023, and December 31, 2022, respectively.

Marketable Securities Held in Trust Account

The Company’s marketable securities held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of marketable securities held in Trust Account are included in dividend income in the accompanying statements of operations. The estimated fair values of marketable securities held in Trust Account are determined using available market information. On December 31, 2023, and December 31, 2022, the Company had $21.87 million and $178.53 million, respectively, of marketable securities held in the Trust Account that were held in a money market fund for which the underlying assets are U.S. Treasury Securities. As of December 31, 2023 the amount $21.92 million includes deposit in transit of $0.05 million.

Ordinary Shares Subject to Possible Redemption

All of the 17,250,000 Class A ordinary shares sold as parts of the Units in the Initial Public Offering contain a redemption feature. In accordance with the ASC 480-10-S99-3A “Classification and Measurement of Redeemable Securities”, redemption provisions not solely within the control of the Company requires the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A ordinary shares resulted in charges against additional paid-in capital and accumulated deficit.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Ordinary Shares Subject to Possible Redemption (Continued)

As of December 31, 2023 and December 31, 2022, the Class A ordinary shares subject to possible redemption reflected on the balance sheets are reconciled in the following table:

	December 31, 2023	December 31, 2022
Balance brought forward	$178,532,948	$175,950,000
Plus:
Remeasurement of carrying value to redemption value	2,838,747	2,582,948
Redemption of Class A ordinary shares	(159,450,374)	-
Class A ordinary shares subject to possible redemption	$21,921,321	$178,532,948

Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. The Company recorded $3.87 million of offering costs as a reduction of temporary equity and $0.28 million of offering costs as a reduction of permanent equity upon the completion of the Initial Public Offering ($3.45 million related to underwriters’ commissions and $0.70 million related to other offering expenses).

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Ordinary Share

The Company applies the two-class method in calculating earnings per share. The contractual formula utilized to calculate the redemption amount approximates fair value. The Class feature to redeem at fair value means that there is effectively only one class of share. Changes in fair value are not considered a dividend of the purposes of the numerator in the earnings per share calculation. Net loss per ordinary share is computed by dividing the pro rata net loss between the redeemable ordinary share and the non-redeemable ordinary share by the weighted average number of ordinary share outstanding for each of the periods. The calculation of diluted loss per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
Ordinary shares subject to possible redemption
Numerator:
Net loss allocable to Class A ordinary shares subject to possible redemption	$(1,446,622)	$(238,714)
Denominator:
Weighted average redeemable Class A ordinary shares, basic and diluted	4,463,896	17,250,000
Basic and diluted net loss per share, redeemable Class A ordinary shares	$(0.32)	$(0.01)

Non-redeemable ordinary shares
Numerator:
Net loss allocable to non-redeemable ordinary shares	$(1,494,781)	$(63,830)
Denominator:
Weighted average non-redeemable ordinary shares, basic and diluted	4,612,500	4,612,500
Basic and diluted net loss per share, non-redeemable ordinary shares	$(0.32)	$(0.01)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the federal depository insurance coverage corporation limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that it believes these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions In accordance with ASC 740 on the basis of a two-step process whereby (1) it determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction. The company is not presently subject to income taxes or income tax filing requirements in the Cayman Islands. As such, the company’s income tax provision was zero for the year ended December 31, 2023.

Warrants

The Company accounts for its Public and Private warrants as equity-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

In addition to the 23,400,000 warrants (representing 15,000,000 Public Warrants (as defined at Note 3) included in the units and 8,400,000 Private Warrants) issued by the Company at the close of the Initial Public Offering, a further 3,150,000 warrants (representing 2,250,000 Public Warrants (as defined at Note 3) included in the units and 900,000 Private Warrants) were issued as a result of the underwriters’ full exercise of the over-allotment options. All warrants were issued in accordance with the guidance contained in ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity and they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Transactions

Certain transactions are denominated in a currency other than the Company’s functional currency of the U.S. dollar, and the Company generates assets and liabilities that are fixed in terms of the amount of foreign currency that will be received or paid. At each balance sheet date, the Company adjusts the assets and liabilities to reflect the current exchange rate, resulting in a translation gain or loss. Transaction gains and losses are also realized upon a settlement of a foreign currency transaction in determining net loss for the period in which the transaction is settled.

Recently Adopted Accounting Pronouncements

In June 2022, the FASB issued ASU 2022-03, which amends Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions (“ASU 2022-03”). ASU 2022-03 clarifies guidance for fair value measurement of an equity security subject to a contractual sale restriction and establishes new disclosure requirements for such equity securities. The Company elected to early adopt ASU 2022-03 on July 1, 2023, and applied the amendment in measuring fair value of shares to be transferred on closing of a Business Combination.

Recent Accounting Pronouncements

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments.

ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments.

The provisions of ASU 2020-06 are applicable for fiscal years beginning after December 15, 2023, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information related to income taxes paid to enhance the transparency and decision usefulness of income tax disclosures. This ASU will be effective for the annual period ending December 31, 2025. The Company is currently evaluating the timing and impacts of adoption of this ASU.

In June 2016, the FASB issued ASU 2016-12, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”, which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 also requires additional disclosures regarding significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. The Company adopted the provisions of this guidance with effect from January 1, 2023. The adoption did not have a material impact on the Company’s consolidated financial statements.

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 – INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company offered for sale up to 15,000,000 Units (or 17,250,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant will entitle the holder to purchase one ordinary share at an exercise price of $11.50 per share, subject to adjustment.

On September 13, 2021, the underwriters fully exercised their over-allotment option and purchased an additional 2,250,000 Units, generating additional gross proceeds of approximately $22.50 million, and incurring additional cash underwriting discount of approximately $0.45 million. In connection with the sale of Units pursuant to the over-allotment option, the Company sold an additional 900,000 Private Warrants to the Sponsor and the underwriters generating additional gross proceeds of approximately $0.90 million. A total of approximately $23.4 million of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to approximately $175.95 million.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 – INITIAL PUBLIC OFFERING (Continued)

In connection with the Initial Public Offering, the Company granted the underwriters an option to purchase 2,250,000 shares of the Company’s ordinary share at the Initial Public Offering price, or $10.00 per share, for 45 days commencing on September 8, 2021 (grant date). Since this option extended beyond the closing of the Initial Public Offering, this option feature represented a call option that was accounted for under ASC 480, Distinguishing Liabilities from Equity. Accordingly, the call option has been separately accounted for at a fair value with the change in fair value between the grant date and September 13, 2021 recorded as other income. The Company used the Black-Scholes valuation model to determine the fair value of the call option at the grant date and again at September 13, 2021 (refer to Note 8 for fair value information).

NOTE 4 – PRIVATE WARRANTS

Concurrently with the closing of the Initial Public Offering, the Sponsor and the underwriters purchased an aggregate of 8,400,000 Private Warrants, generating gross proceeds of $8.40 million in aggregate in a private placement. Each Private Warrant is exercisable for one ordinary share at a price of $11.50 per share, subject to adjustment.

As a result of the underwriters’ election to fully exercise their over-allotment option on September 13, 2021, the Sponsor and the underwriters and its designees purchased an additional 900,000 Private Warrants, at a purchase price of $1.00 per Private Warrant.

NOTE 5 – RELATED PARTY TRANSACTIONS

Founder Shares

During the period from February 3, 2021 (inception) through March 22, 2021, the Sponsor paid $25,000 to cover certain formation and offering costs of the Company in consideration for 8,625,000 shares of Class B ordinary shares (the “Founder Shares”).

The Founder Shares include an aggregate of up to 1,125,000 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering.

The allocation of the Founder Shares to the director nominees is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 150,000 Founder Shares granted to the Company’s independent director nominees in July 2021 was $0.38 million or $2.54 per share. The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is met under the applicable accounting literature in this circumstance. The fair value of the allocated Founder Shares was measured at fair value using a Black Scholes simulation model.

On May 31, 2022, Mr. Sergei Ivashkovsky resigned from his position as independent director within the Company and returned 50,000 Founder Shares to the Sponsor. On June 1, 2022, Mr. Karim Zahmoul was appointed as independent director. On June 7, 2022, 50,000 Founder Shares were transferred to Mr. Karim Zahmoul by the Sponsor. The fair value of the 50,000 Founder Shares granted to the Mr. Karim Zahmoul on June 7, 2022 was $0.02 million or $0.33 per share. The Founder Shares were granted subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founder Shares is recognized only when the performance condition is met under the applicable accounting literature in this circumstance. The fair value of the allocated Founder Shares was measured at fair value using a Monte Carlo simulation model.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS (Continued)

Founder Shares (Continued)

As of December 31, 2023, the Company determined the performance conditions had not been met, and, therefore, no stock-based compensation expense has been recognized. Stock-based compensation would be recognized at the date the performance conditions are met (i.e., upon consummation of a Business Combination) in an amount equal to the number of Founder Shares vested times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founder Shares.

Through July 2021, the Sponsor surrendered an aggregate 4,312,500 Founder Shares to the Company for no consideration. All shares and associated amounts have been retroactively adjusted to reflect the share surrender.

On September 13, 2021, no Class B ordinary share was available for forfeiture as a result of the underwriters’ full exercise of the over-allotment option.

Founder Shares are subject to lock-up until (i) with respect to 50% of the Founder Shares, the earlier of one year after the date of the consummation of the initial Business Combination and the date on which the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within a 30-trading day period commencing after the consummation of the initial Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, the one-year anniversary of the consummation of the initial Business Combination. Notwithstanding the foregoing, the Founder Shares will be releases earlier if, subsequent to the initial Business Combination, the Company consummates a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On April 5, 2023, in accordance with the provisions of the Memorandum and Articles of Association, the Sponsor exercised its right to convert 1,500,000 shares of Class B ordinary shares, par value $0.0001 per share, of the Company into 1,500,000 shares of Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis.

As of balance sheet date, following conversion, there were 2,812,500 Founder Shares issued and outstanding.

Underwriter Founder Shares

On March 23, 2021, the Company had issued to its underwriters and/or its designees, an aggregate of 400,000 shares of Class A ordinary shares at $0.0001 per share (“Underwriter Founder Shares”). The holders of the Underwriter Founder Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

Through June 2021, the underwriters and/or its designees surrendered an aggregate of 100,000 Underwriter Founder Shares to the Company for no consideration, resulting in a decrease in the total number of Class A ordinary shares outstanding from 400,000 to 300,000. All shares and associated amounts have been retroactively adjusted to reflect the share surrender.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS (Continued)

Promissory Note — Related Party

On March 22, 2021, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $0.30 million. The Promissory Note is non-interest bearing and payable on the earlier of June 30, 2021 or the consummation of the Initial Public Offering.

On June 25, 2021, the terms of the Promissory Note were revised to be payable on or the earlier of December 31, 2021, or the consummation of the Proposed Public Offering.

On September 8, 2021, the outstanding balance of $0.28 million was repaid in full and is no longer available.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity. The warrants would be identical to the Private Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

Amended Note

On September 8, 2022, the Company issued a promissory note for up to approximately $1.5 million (the “Note”) to the Sponsor. The Note is non-interest bearing. The principal balance of Note shall be payable on the date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination involving the Maker (as defined therein) and one or more businesses (such date the “Maturity Date”). The arrangement did not include any conversion feature. As of December 31, 2022, $1.5 million was drawn under the Note.

On February 28, 2023, the Note was amended to increase its principal amount to $3.5 million (the “Amended Note”). The Amended Note remains payable at Maturity Date and is non-interest bearing. The principal balance of Note shall be payable on the date of a merger, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination involving the Maker and one or more businesses (such date the “Maturity Date”). The arrangement did not include any conversion feature.

In March 2023, $0.3 million was funded through the Amended Note, out of which $0.18 million was deposited in the Trust Account as the Extension Loan (defined below) and $0.12 million was for working capital purposes.

From April to June 2023, $0.9 million was funded through the Amended Note, out of which $0.12 million was deposited into the Trust Account as an Extension Loan and $0.78 million was kept for working capital purposes. In addition, $0.15 million was repaid to the Sponsor.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – RELATED PARTY TRANSACTIONS (Continued)

Amended Note (Continued)

From July to September 2023, $0.8 million was funded through the Amended Note, out of which $0.12 million was deposited into the Trust Account as an Extension Loan and $0.68 million was kept for working capital purposes.

On October 2, 2023, the Company entered into the Second Amended and Restated Promissory Note (the “Second Amended Note”) with the Sponsor pursuant to which the Company may borrow up to an aggregate principal amount of $6 million. The Second Amended Note, amended, replaced and superseded in its entirety the Amended Note and any unpaid principal balance of the indebtedness evidenced by the Amended Note has been merged into and evidenced by the Second Amended Note. The Second Amended Note is non-interest bearing and due on the date on which the Company consummates its initial business combination. If the Company completes a business combination, it would repay any loaned amounts, without interest, upon consummation of the business combination. In the event that a business combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay any loaned amounts but no proceeds from its Trust Account would be used for such repayment.

On October 16, 2023, $0.1 million was drawn under the Second Amended Note, followed by a further draw down of $0.3 million on October 24, 2023. A portion of these funds in an amount of $120,000 was used to fund the Extension Loan.

From October to December 2023, $0.64 million was funded through the Amended Note, out of which $0.17 million was deposited into the Trust Account as an Extension Loan and $0.47 million was kept for working capital purposes.

As of December 31, 2023, $4 million was outstanding under the Amended Note, which comprises the entire balance of the Promissory Note – Related Party on the balance sheet as of December 31, 2023.

Extension Funds

The Sponsor has agreed to loan the Company (i) the lesser of (a) an aggregate of $0.18 million or (b) $0.12 per public share that remain outstanding and is not redeemed in connection with the Extension plus (ii) the lesser of (a) an aggregate of $60,000 or (b) $0.04 per public share that remain outstanding and is not redeemed in connection with the Extension for each of the six subsequent calendar months commencing on June 8, 2023 (the “Extension Loan”), which amount will be deposited into the Trust Account. On March 3, 2023, $0.18 million was deposited into the Trust Account as the initial deposit of the Extension Loan, which was funded through the Amended Note. On May 25 and June 13, 2023, $0.06 million was deposited into the Trust Account, respectively. On July 31 and August 31, 2023, $0.06 million was deposited into the Trust Account, respectively. On October 10, 2023 and October 30, 2023, $0.06 million was deposited into the Trust Account, respectively. On December 11, 2023 and January 3, 2024, $0.05 million was deposited into the Trust Account, respectively. As of December 31, 2023, the amount outstanding was $0.59 million.

New Oxus Shares

On September 22, 2023, the Sponsor entered into incentive agreements with each of Kanat Mynzhanov, the Chief Executive Officer of the Company (the “CEO”) and Askar Mametov, the Chief Financial Officer of the Company (the “CFO”), pursuant to which, solely upon and subject to successful completion of the Business Combination, the Sponsor will transfer to the CEO, 200,000 of its shares of the New Oxus and to the CFO, 50,000 of its shares of New Oxus.

Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of these shares at September 22, 2023 was $2.73 million or $10.91 per share. The Class A shares were granted subject to a performance condition (i.e., the consummation of a Business Combination). Compensation expense related to the transfer of New Oxus shares is recognized only when the performance condition is met under the applicable accounting literature in this circumstance. The closing share price of the Class A shares of the Company on the grant date was determined to be fair value.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Related Party Payable

At close of the Initial Public Offering, the operating bank account of the Company held an excess of $0.86 million, resulting from an over funding in connection with the close of the Initial Public Offering. On September 9, 2021, the over funding was returned to the Sponsor. As of December 31, 2023, $0.07 million was due to the Sponsor in connection with professional fees paid on behalf of the Company, after the repayment of an amount of $0.10 million to the Sponsor, in connection to an over-funding. As of December 31, 2022, $0.16 million was outstanding, which comprised of $0.06 million due to the Sponsor in connection with professional fees paid on behalf of the Company, in addition of an amount of $0.10 million in connection to an over-funding.

Administrative Support Agreement

The Company has agreed to pay the Sponsor a total of up to $10,000 per month in the aggregate for up to 18 months for office space, utilities and secretarial and administrative support. Services commenced on the date the securities were first listed on the Nasdaq and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. This arrangement was further extended to June 8, 2024 (refer to Note 1 for details).

For the year ended December 31, 2023, the Company incurred $0.12 million for these services, of which such amount is included in the operating costs on the accompanying statements of operations.

For the year ended December 31, 2022, the Company incurred $0.12 million for these services, of which such amount is included in the operating costs on the accompanying statements of operations.

Registration Rights

Pursuant to the Registration Rights Agreement entered into on September 2, 2021, the holders of the Founder Shares, Private Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any ordinary shares issuable upon the exercise of the Private Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged the Underwriters as advisors in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the Underwriters a cash fee for such services upon the consummation of a Business Combination of $5.2 million that equals to 3.0% of the gross proceeds of Initial Public Offering (exclusive of any applicable finders’ fees which might become payable).

Legal Success Fee

As a contingent arrangement, an additional fee up to $0.2 million is payable to the Company’s legal counsel in the event that the Company completes a Business Combination.

Advisory Service Agreement

On January 16, 2024, the Company entered into an agreement with IB Capital LLC (“IB CAP”) for advisory services, with the term beginning on January 16, 2024 (“the Effective Term Date”) and ending upon upon the earlier of (i) the consummation of the Business Combination or (ii) three (3) months from the Effective Date (the “Term End Date”), stipulating a payment of $0.1 million at Effective Term Date, followed by $0.14 million payment on the Term End Date.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 – SHAREHOLDERS’ DEFICIT

Preferred Shares

The Company is authorized to issue 5,000,000 preferred shares with a par value of $0.0001 per preferred share. On December 31, 2023, and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Ordinary Shares

The Company is authorized to issue up to 500,000,000 shares of Class A ordinary shares, with a par value of $0.0001 per share. Holders of the Company’s ordinary shares are entitled to one vote for each share. Through December 31, 2021, the underwriters and/or its designees effected a surrender of an aggregate of 100,000 Class A ordinary shares to the Company for no consideration, resulting in a decrease in the total number of Class A ordinary shares outstanding from 400,000 to 300,000. All shares and associated amounts have been retroactively adjusted to reflect the share surrender.

On April 5, 2023, in accordance with the provisions of the Memorandum and Articles of Association, the Sponsor exercised its right to convert 1,500,000 shares of Class B ordinary shares, par value $0.0001 per share, of the Company into 1,500,000 shares of Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis.

As of December 31, 2023 there were 1,800,000 non-redeemable shares of Class A ordinary shares issued and outstanding, and as of December 31, 2022, there were 300,000 non-redeemable shares of Class A ordinary shares issued and outstanding. This number excludes 1,939,631 shares of Class A ordinary shares as of December 31, 2023 and 17,250,000 shares of Class A ordinary shares as of December 31, 2022, that were outstanding and subject to possible redemption.

Class B Ordinary Shares

The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. Through December 31, 2021, the Sponsor effected a surrender of an aggregate of 4,312,500 Class B ordinary shares to the Company for no consideration, resulting in a decrease in the total number of Class B ordinary shares outstanding from 8,625,000 to 4,312,500. All shares and associated amounts have been retroactively adjusted to reflect the share surrender.

Holders of Class A ordinary shares and holders of Class B ordinary shares, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters submitted to a vote of the Company’s shareholder except as otherwise required by law. The shares of Class B ordinary shares will automatically convert into shares of Class A ordinary shares on a one-for-one basis (A) at any time and from time to time at the option of the holder thereof and (B) automatically on the business day following the closing of the Business Combination, subject to adjustment. In the case that additional shares of Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the closing of a Business Combination, the ratio at which shares of Class B ordinary shares shall convert into shares of Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding shares of Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A ordinary shares issuable upon conversion of all shares of Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all ordinary shares outstanding upon the completion of the Initial Public Offering plus all shares of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination. In addition, the calculation mentioned above will be subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 – SHAREHOLDERS’ DEFICIT (Continued)

Class B Ordinary Shares (Continued)

On April 5, 2023, in accordance with the provisions of the Memorandum and Articles of Association of the Company, the Sponsor exercised its right to convert 1,500,000 shares of Class B ordinary shares, par value $0.0001 per share, of the Company into 1,500,000 shares of Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis.

As of December 31, 2023, there were 2,812,500 shares of Class B ordinary shares issued and outstanding. As of December 31, 2022, there were 4,312,500 shares of Class B ordinary shares issued and outstanding.

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering.

Redemption of Warrants When the Price per Share of Class A Ordinary shares Equals or Exceeds $18.00 — once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the last reported sale price of the Class A ordinary shares for any 20 trading days within a 30 trading day period ending three business days before sending the notice of redemption to warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like).

In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any, Founder Shares held by our Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of the Company’s initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above in this section will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 – FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

●	Level 2 – Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

●	Level 3 – Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2023, by level within the fair value hierarchy:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$21,921,321	$—	$—
	$21,921,321	$—	$—

As of December 31, 2023 the amount $21.92 million includes deposit in transit of $0.05 million.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2022 by level within the fair value hierarchy:

	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Asset:
Marketable securities held in Trust Account	$178,532,948	$-	$-
	$178,532,948	$-	$-

BOREALIS FOODS INC.
(FORMERLY KNOWN AS “OXUS ACQUISITION CORP.”)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events, other than already disclosed, that would have required adjustment or disclosure in the financial statements.

On February 2, 2024, the Company held an extraordinary general meeting of shareholders (the “Second Extraordinary General Meeting”) in connection with the Transaction, whereby the holders of 1,886,751 Class A ordinary shares of the Company exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account. As a result, approximately $21.42 million (approximately $11.35 per share) was removed from the Company’s Trust Account to pay such shareholders.

On the Closing Date, the Transaction was consummated, following shareholder approval at the Second Extraordinary General Meeting.

On February 6, 2024, a repayment of $0.95 million was made in connection with the Second Amended Note.

On February 7, 2024, Borealis, promises to pay to the order of the Sponsor or its registered assigns or successors in interest, or order, the principal sum of $7.60 million in lawful money of the United States of America. No interest shall accrue on the unpaid principal balance of this Note. This Sponsor Note amends, replaces, and supersedes in its entirety that certain Second Amended Note, dated October 2, 2023, made by the Company, in favor of the sponsor, and the unpaid principal balance of the indebtedness evidenced by the Second Amended Note is being merged into and will hereafter be evidenced by this Sponsor Note.